EXHIBIT 10.54




                             THE NEPTUNE SOCIETY, INC.           Debenture No. 1
                              A Florida Corporation

                         AMENDED AND RESTATED DEBENTURE


THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL OR SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

                                  July 31, 2003

US$5,029,344

     THE NEPTUNE SOCIETY, INC., a Florida corporation (the "Corporation"), is indebted and, for value received, promises to pay to or to the order of CapEx L.P., a Delaware limited partnership (together with any successor thereto and any other person who becomes a holder of this Amended and Restated Debenture, "CapEx"), on July 31, 2007 (the "Due Date") (unless this Debenture shall have been repaid sooner or the amount owing hereunder accelerated upon the occurrence of a Default Event as hereinafter provided), upon presentation of this Debenture, Five Million Twenty-Nine Thousand Three Hundred Forty Four Dollars ($5,029,344) (the "Principal Amount") and to pay interest on the Principal Amount at the rate of thirteen per cent (13%) per annum as provided herein. This Amended and Restated Debenture restates and supercedes in its entirety that Debenture No. 1 payable to the order of CapEx dated December 24, 1999, as amended.

     The Corporation has issued this Amended and Restated Debenture pursuant to and subject to the terms and conditions of a Debenture Purchase and Amendment Agreement dated as of July 31, 2003, among the Corporation, CapEx L.P., a Delaware limited partnership ("CapEx"), and D. H. Blair Investment Banking Corp., a New York corporation ("DHB") (the "Purchase and Amendment Agreement"). The Purchase and Amendment Agreement provides for, among other items, (a) the amendment of the terms of that certain Debenture Purchase Agreement among the Corporation, CapEx and DHB dated November 24, 1999 (the "Debenture Purchase Agreement") and that certain Debenture and Warrant Amendment Agreement dated effective December 31, 2001, among the Corporation, CapEx, and DHB (the "First Amendment Agreement"); (b) the additional cash advance of One Million Five Hundred Thousand Dollars (US$1,500,000) by CapEx to the Corporation (the "Additional Advance"); (c) the cancellation of that certain Convertible Debenture No. 1 issued by the Corporation to CapEx in the initial principal amount of Three Million Dollars (US$3,000,000) (the "Original CapEx Debenture");
(d) the cancellation of that certain Convertible Debenture No. 2 issued by the Corporation to

DHB in the initial principal amount of Two Million Dollars (US$2,000,000) (the "Original DHB Debenture"); (e) the issuance of this Debenture to CapEx; (f) the issuance of a Debenture in the principal amount of Two Million Three Hundred Fifty Two Thousand Eight Hundred Ninety Six Dollars to DHB (US$2,352,896)(the "DHB Amended and Restated Debenture"); (g) the amendment of that certain Security Agreement among the Corporation, CapEx and DHB dated December 24, 1999;
(h) the amendment of that certain Security Agreement among Neptune Society of America, Inc., CapEx and DHB dated December 24, 1999; (i) the amendment of that certain Security Agreement among Neptune Management Corp., CapEx and DHB dated December 24, 1999; (j) the amendment of that certain Security Agreement among Heritage Alternatives, Inc., CapEx and DHB dated December 24, 1999; (k) the amendment of those certain two warrants dated December 24, 1999 and issued to CapEx; (l) the amendment of those certain two warrants dated December 24, 1999 and issued to DHB; and (m) the execution of the Guaranty Agreement and the Security Agreement among Trident Society, Inc., CapEx and DHB dated July 31, 2003. Pursuant to the provisions of Section 8 of the Debenture Purchase Agreement, Section 8 of the First Amendment Agreement, and Section 9 of the Purchase and Amendment Agreement, CapEx has been appointed by each purchaser thereunder of a Debenture as its agent, (in such capacity, "Agent") for the purposes, inter alia of electing to exercise the rights of CapEx under this Debenture, and in connection therewith, the Corporation shall, in respect of all of its obligations under this Debenture, be entitled to rely upon the grant and delegation of authority to Agent provided for in such agreements, and to deal with Agent without further inquiry, with respect to all such obligations owed by it under this Debenture to CapEx (including without limitation all obligations of the Corporation to make payments on account of principal or interest hereunder).

     The Corporation covenants, promises and agrees as follows:

1.   Interest

     1.1 Interest. Subject to Section 1.2, interest which shall accrue on the Principal Amount shall be payable as follows:

          (a) From August 1, 2003, until the Due Date, interest shall be paid at the rate of thirteen percent (13%) per annum (such portion of interest being hereinafter sometimes referred to as "Interest") in arrears in monthly installments on the first day of each month in each and every calendar year until the Principal Amount and all accrued and unpaid interest shall have been paid in full as herein provided.

          (b) Any overdue installment of Interest shall bear interest at the aforesaid rate of thirteen percent (13%), compounded monthly, on each interest payment date, until paid. All accrued and unpaid interest shall be payable on the Due Date or such earlier date on which the Principal Amount shall become due and payable as herein provided. All payments of principal or interest shall be made to Agent at 518 Seventeenth Street, Suite 1700, Denver, Colorado 80202, or at such other place as may be designated by Agent.

     1.2  Default  Interest.  In the event that a Default  Event (as  defined in
Section 7.1) shall occur, and for so long as such Default Event shall remain unremedied and Agent shall not have waived the same, all amounts owing under this Amended and Restated Debenture, whether in



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

respect of the Principal Amount, Interest or otherwise, shall bear additional interest ("Default Interest") in addition to the interest hereinbefore provided for at the rate of two percent (2%) per month, compounded monthly (or, if such Default Interest rate exceeds the maximum interest allowed by law, in which case the rate of Default Interest shall be adjusted to the maximum permitted under applicable law during the period or periods that the Default Interest rate otherwise provided herein would exceed such rate), which Default Interest shall be payable on each interest payment date on which Interest shall be payable, with Default Interest accruing on any accrued and unpaid Interest.

2.   Payment of Principal and Interest.

     2.1 Monthly Payments. On the first Business Day of each month, beginning on September 1, 2003, the Corporation shall make monthly payments in an amount equal to One Hundred Twenty-Five Thousand Dollars ($125,000.00) (e.g., the Corporation shall make level monthly debt service payments in the aggregate amount of $125,000.00 throughout the term of this Amended and Restated Debenture)(the "Monthly Payments"), payable as set forth in Section 2.4 below. "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Denver, Colorado are authorized by law to close.

     2.2  Periodic  Lump Sum  Payments.  In addition to the payment set forth in
Section 2.1, the Corporation shall make the following aggregate lump sum payments on the following dates (the "Periodic Lump Sum Payments") and payable as set forth in Section 2.4 below:

                  December 31, 2003         $250,000
                  July 31, 2004             $750,000
                  July 31, 2005             $700,000
                  July 31, 2006             $1,300,000
                  July 31, 2007             Full remaining balance due

     2.3 Excess Cash Flow Payments. In addition to the payments set forth in Sections 2.1 and 2.2, the Corporation shall make an additional payment of principal within forty-five (45) days of the end of each fiscal quarter in an amount equal to fifty percent (50%) of the Corporation's Cash Increase in the Period on its Consolidated Statement of Cash Flows, calculated in accordance with generally accepted accounting principles in the United States ("GAAP") and as prepared for filing with the United States Securities and Exchange Commission for that fiscal quarter (the "Excess Cash Flow Payments"), payable as set forth in Section 2.4 below. The first Excess Cash Flow Payment shall be paid within forty-five (45) days of the fiscal quarter ending September 30, 2003. In the event that the Corporation experiences a decrease in cash for a fiscal quarter, the decrease will be offset against cash increases in immediately succeeding quarters until fully applied before any further Excess Cash Payments shall be made. For example, if the Corporation shows a Cash Increase for the Period of $500,000 in quarter one, the Corporation would pay CapEx (or, as applicable pursuant to the provisions of Section 2.4, the holder of the DHB Amended and Restated Debenture) $250,000. If in quarter two, the Cash Increase for the period is a negative $200,000, there is no Excess Cash Flow Payment due for that quarter. In quarter three, if there is a $500,000 Cash Increase for the Period, the Cash Increase for the Period for purposes of this Excess Cash Flow Payment would



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

be reduced by $200,000 to apply the decrease from the prior quarter. Therefore, the Excess Cash Flow Payment would be fifty percent (50%) of $300,000, or $150,000.

     2.4 Allocation of Payments. Notwithstanding anything to the contrary herein or in the DHB Amended Debenture, the Corporation shall not be required to make concurrent payments pursuant to Sections 2.1, 2.2, and 2.3 of both this Amended and Restated Debenture and the DHB Amended and Restated Debenture (collectively, the "Amended and Restated Debentures"). Notwithstanding anything to the contrary in the Amended and Restated Debentures, all payments to be made pursuant to Sections 2.1, 2.2, and 2.3 of the Amended and Restated Debentures, and all prepayments made pursuant to Section 6.1 of both Amended and Restated Debentures (the "Principal Pre-payments") shall be made and applied to amounts due under the Amended and Restated Debentures as follows and in the following order:

     (a) first, to CapEx and DHB in an amount equal to the accrued and unpaid interest due under Section 1 of this Amended and Restated Debenture and under Section 1 of the DHB Amended and Restated Debenture (such payments to be paid on a pro rata basis to CapEx and DHB based on the amount of outstanding principal due under the DHB Amended and Restated Debenture and under this Amended and Restated Debenture as of the date of the particular payment),

     (b)  second,  solely to CapEx (i) to reduce  the  principal  amount of this
          Amended  and  Restated  Debenture  and  (ii)  to pay all  accrued  and outstanding Interest, Default Interest and costs and expenses of collection under this Amended and Restated Debenture until the principal balance of this Amended and Restated Debenture has been
          reduced   by  an   amount   equal   to   the   Additional   Investment
          (US$1,500,000),

     (c) third, solely to DHB (i) to reduce the principal amount of the DHB Amended and Restated Debenture and (ii) to pay all accrued and outstanding Interest, Default Interest and costs and expenses of collection under the DHB Amended and Restated Debenture until the DHB Amended and Restated Debenture has been paid in full, and

     (d) fourth, solely to CapEx (i) to reduce the principal amount of this Amended and Restated Debenture and (ii) to pay all accrued and outstanding Interest, Default Interest and costs and expenses of collection under this Amended and Restated Debenture until the Principal Amount and all of this Amended and Restated Debenture has been paid in full.

     All payments shall be applied first to satisfy costs and expenses of collection, then default interest, then accrued interest, then principal. Upon full and complete satisfaction of all obligations under this Amended and Restated Debenture, the Holder shall surrender this Amended and Restated Debenture for cancellation.

     2.5 All payments shall be in lawful money of the United States of America.



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

3.   [Intentionally Deleted]

4.   First Right of Refusal

     4.1 First Right of Refusal Whenever the Board of Directors of the Corporation shall authorize the issuance of shares of Common Stock, any other securities of the Corporation entitled to participate with the Common Stock in a distribution of the Corporation's remaining assets (after distribution to all holders of securities entitled to such distribution in priority to the holders of Common Stock), or any rights, options or warrants to purchase, or securities of any type whatsoever (except for stock options to employees, officers or directors of the Corporation or any of its subsidiaries pursuant to employee stock option plans approved of by Agent not to exceed 10% of the issued and outstanding shares of Common Stock) that are, or may become, convertible into, or exchangeable for, securities of the type referred to in Section 4.1(a) or (b) (hereinafter collectively referred to as "Equity Securities"), the Equity Securities shall first be offered ratably to the holders of the Amended and Restated Debentures on the date of the authorization by the Board of Directors of such issuance (the "First Rights"). CapEx and the holder of the DHB Amended and Restated Debenture (each, a "First Rightholder") shall be entitled to exercise First Rights for that number of such Equity Securities equal to the greater of (1) their aggregate percentage ownership interest in the Corporation's issued and outstanding shares of Common Stock on the day prior to the issuance ("Pro Rata Interest") or (2) their aggregate fully diluted percentage ownership of shares of the Corporation's Common Stock on the day prior to the issuance ("Fully Diluted Pro Rata Interest"). Each First Rightholder shall be entitled to exercise the First Rights provided herein with respect to the whole of such Pro Rata Interest or Fully Diluted Pro Rata Interest, as the case may be, or with respect to only a part thereof. Immediately after Closing (as defined in the Debenture Purchase and Amendment Agreement), CapEx's and DHB's Fully Diluted Pro Rata Interest will be 14.94887931% and 9.36121885%, respectively, based on 5,773,205 total shares issued and outstanding and 11,024,793 total fully diluted shares immediately prior to the Closing of the transactions contemplated by this Agreement, as reflected in Exhibit J to the Purchase and Amendment Agreement. The Fully Diluted Pro Rata Interest held by each of CapEx and DHB shall be determined based on the ratio calculated as follows:

                          (A) the number of shares of Common                    (A) the number of shares of issued
                          Common Stock owned by CapEx or                        and outstanding Common Stock, plus
Fully Diluted             DHB, as applicable, plus (B) the       divided by     (B) the total number of shares
Pro Rata Interest  =      number of shares acquirable upon                      acquirable upon exercise of issued
                          exercise of convertible securities                    and outstanding convertible securities
                          (including convertible debentures,                    of the Corporation (including convertible
                          convertible notes, warrants and                       debentures, convertible notes, warrants
                          options) by CapEx or DHB, as                          warrants and options)
                          applicable

     4.2 Consideration for Equity Securities. The First Rights provided for in this Section 4.2 shall entitle Holder to subscribe for, purchase, or otherwise acquire any Equity Securities to be offered for sale, at a price or prices not less favorable than the price or prices at which such Equity Securities are proposed to be offered for sale to others (net of any expenses of, or compensation for, underwriting or purchase of such Equity Securities by underwriters or



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


dealers). In the event that the Corporation proposes to offer for sale to others any Equity Securities for a consideration other than cash, such First Rights shall be exercisable by a First Rightholder for cash, in an amount which shall equal the Fair Market Value of any consideration other than cash determined in accordance with Section 8.1. The holders of the Amended and Restated Debentures may elect to apply outstanding Interest due under the Amended and Restated Debentures towards the payment of the purchase price from such equity upon exercise of first right to participate, or may elect to participate by paying cash. CapEx shall notify the Corporation in writing of its election to participate, and the means by which it elects to participate, within 10 days of being notified of the Corporation's plans to offer an equity financing, in accordance with Section 4.4 below.

     4.3 Issuance Notice. The Corporation shall, on the 10th business day after the date of authorization of the issuance of any Equity Securities, give notice to Agent (the "Issuance Notice") of such authorization, which Issuance Notice shall specify the number of shares of Equity Securities to be issued, a full description of such class of Equity Securities and the offering price thereof.

     4.4 Acceptance or Decline of Offer. The First Rights granted pursuant to this Section 4.4 with respect to any Equity Securities to be issued by the Corporation shall be exercised by the First Rightholder by the giving of written notice by Agent of such exercise within 10 business days after receipt by such Holder of the Issuance Notice (the "First Rights Period"). In the event any First Rightholder fails or declines to purchase his/her proportionate share of the Equity Securities so offered (a "Declining Rightholder"), the Equity Securities not purchased by the Declining Rightholders shall be offered to those First Rightholders who shall have duly exercised their First Rights with respect to that issue (the "Accepting Rightholders"). Each Accepting Rightholder shall be entitled to purchase the Equity Securities not purchased by the Declining Rightholders (the "Reoffered Securities") in the proportion which the Equity Percentage of the Accepting Rightholder bears to the aggregate of the Equity Percentages of all Accepting Rightholders; provided, however, that each Accepting Rightholder shall be entitled to exercise his/her First Rights to purchase Reoffered Securities only with respect to the whole of such proportionate share thereof and not with respect to only a part thereof. On the 10th business day after the expiration of the First Rights Period, the Corporation shall give notice (the "Reoffer Notice") to Agent of the amount of Reoffered Securities available for purchase.

     4.5 Acceptance or Decline of Reoffered Securities. The First Rights granted with respect to the Reoffered Securities shall be exercised by the giving of notice by Agent on behalf of an Accepting Rightholder of such exercise within 5 business days after receipt by the Agent of the Reoffer Notice. In the event that any Accepting Rightholder fails or declines to purchase his/ her
proportionate  share  of  such  Reoffered  Securities,   then  such  unpurchased
Reoffered Securities shall continue to be offered in the same manner proportionately to those Accepting Rightholders on whose behalf Agent properly exercised their rights to purchase the Reoffered Securities most recently offered to them, until such time as all of the Equity Securities to be issued have been purchased or all Accepting Rightholders shall have failed or declined to purchase any of the Reoffered Securities most recently offered to them, at which time the First Rights granted by this Section 4 shall have been exhausted with respect to that particular issue of Securities.



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

     4.6 Termination of First Right. The First Rights granted to CapEx under this Section 4 shall terminate immediately upon the repayment of this Amended and Restated Debenture. However, to avoid any confusion, the parties acknowledge that those First Rights granted to DHB under Section ___ of the Purchase and Amendment Agreement shall continue, as set forth in the Purchase and Amendment Agreement, until the later of (a) July 31, 2008, or (b) the date this Amended and Restated Debenture is paid in full.

5.   Covenants of the Corporation

     The Corporation hereby covenants and agrees with Holder that so long as any of the Principal Amount or any Interest or Default Interest remains unpaid:

     5.1 To Pay Indebtedness. The Corporation will well, duly and punctually pay or cause to be paid to Holder all indebtedness due hereunder at the dates and places, in the currencies and in the manner mentioned herein. On the date of this Amended and Restated Debenture, the Corporation shall pay in full all principal, interest and other amounts outstanding under the Weintraub Obligation (as defined in the Purchase and Amendment Agreement).

     5.2 To Maintain Existence. The Corporation will, and will cause each of Neptune Society of America, Inc., a California corporation, Neptune Management Corp., a California corporation, Neptune Pre-Need Plan, Inc., a California corporation, Heritage Alternatives, Inc., and Trident Society, Inc., a
California corporation (collectively, the "Subsidiaries") to, at all times maintain its corporate existence.

     5.3 To Carry on Its Business. The Corporation will, and will cause each of the Subsidiaries to, carry on its business in a proper and efficient manner, and will keep or cause to be kept proper books of account and make or cause to be made therein true and faithful entries of all material dealings and transactions in relation to its business and will make available or cause to be made available such books of account for inspection by Holder and its representatives during normal business hours.

     5.4 To Pay Taxes. The Corporation will, and will cause each of the Subsidiaries to, pay or cause to be paid all taxes, rates, government fees and dues levied, assessed or imposed upon it and upon its property or any part thereof, as and when the same become due and payable, save and except when and so long as the validity of any such taxes, rates, fees, dues, levies, assessments or imposts is in good faith by proper legal proceedings contested by it in which event it shall satisfy Agent and if requested by Agent furnish security satisfactory to Agent that such contestation will involve no forfeiture of any of its property and to duly observe and conform to all valid and material requirements of any governmental authority relative to any of its property and all covenants, terms and conditions upon or under which such property is held provided, however, that nothing herein contained shall require it to observe any such requirements so long as it shall, in good faith, be contesting its obligation to observe such requirements.

     5.5 Not to Amend Articles or By-Laws. The Corporation shall not, and will cause each of the Subsidiaries not to, subsequent to the date of this Amended and Restated Debenture, without Agent's prior written consent, amend or restate its articles of incorporation nor amend,



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


repeal, replace or restate any of its by-laws or any unanimous shareholders agreement relating to it.

     5.6 To Perform Obligations and to Renew. The Corporation will, and will cause each of the Subsidiaries to, from time to time punctually observe and perform all material obligations and pay and discharge all amounts payable under or by virtue of, and defend, and ensure the enforceability of any exclusive rights to, any patent, trademark, lease, license, concession, franchise or right held by it so long as the same is of commercial value to it and during such time will not suffer or permit any default for which any of the same may be terminated so that its interest therein may at all times be preserved as unimpaired; provided however that nothing herein contained shall require the Corporation or any Subsidiary to make any such payments so long as it shall in good faith contest its liability therefor.

     5.7 Not to Sell Assets, Issue Options, Mergers, Etc. The Corporation shall not, and will cause each of the Subsidiaries not to, subsequent to the date of this Amended and Restated Debenture:

          (a) sell, lease or otherwise transfer the undertaking, property and assets of any of its operating divisions or subsidiaries as an entirety or substantially as an entirety in one or more transactions, or, sell, lease or otherwise dispose of its undertaking, property and assets as an entirety or substantially as an entirety or of its controlling interest in any subsidiary of the Corporation or any Subsidiary in one or more transactions;

          (b)  [Intentionally Deleted]

          (c) in the case of each Subsidiary, issue shares of any class of stock to any person other than the sole shareholder of all issued and outstanding stock prior thereto; or

          (d) amalgamate or merge with any other corporation or effect any corporate reorganization;

without the prior written consent of Agent.

     5.8  To  Repair.   The  Corporation  will,  and  will  cause  each  of  the
Subsidiaries to, at all times, repair and keep in repair and good order and condition, or cause to be so repaired and kept in repair and good order and condition, all buildings, erections, machinery, plant and equipment used in or in connection with its business which are necessary for efficient operation up to a modern standard of usage, and renew and replace or cause to be renewed and replaced all and any of the same which may become worn, dilapidated, unserviceable, inconvenient, obsolete or destroyed, even by a fortuitous event, fire or other cause, and which are necessary for efficient operation, and, at all reasonable times during normal business hours allow Agent or its duly authorized agent access to its premises in order to view the state and condition of the same.



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

     5.9 To Insure.

          (a) Property Cover. The Corporation will, and will cause each of the Subsidiaries to, insure at its own expense the assets of the Corporation or such Subsidiary at all times during the term hereof to an amount equal to the replacement value thereof with a company or companies that are nationally known or are approved by Agent, against loss or damage by fire, lightning, explosion, windstorm, aircraft or vehicles or other insurable hazards which are now or may hereafter from time to time be insured against by the terms of a standard fire extended coverage insurance or additional perils supplemental contract of insurance including, if applicable, boiler and pressure vessel insurance against loss or damage to property of a class or kind similar to the property and assets of the Corporation. The Corporation shall, and will cause each of the Subsidiaries to, also maintain such other insurance policies as Agent shall reasonably require in connection with the Corporation and the Subsidiaries and their business including, without restriction, business interruption insurance and liability insurance.

          (b) Renewal Receipt. The Corporation shall, 15 days prior to the expiry of any insurance policy required hereby, deliver or cause to be delivered to Agent a renewal receipt, binder or new policy, or otherwise satisfy Agent that such insurance has been renewed.

     5.10 Compliance With Laws. The Corporation shall, and will cause each of the Subsidiaries to, carry on its business in material compliance with all applicable laws, regulations, by-laws and orders including, without limitation, all laws relating to environment protection, the maintenance and disposal of hazardous materials and wastes, land use and occupational safety and health. The Corporation shall give notice to Agent of any notice received by it or any Subsidiary of any material violation of such laws, regulations, by-laws or orders of any impending or threatened investigations or proceedings in connection therewith or of any material proceedings commenced or threatened by any other person in connection with environmental, health or safety matters.

     5.11 To Grant Security. To secure payment of its indebtedness, liabilities and obligations under this Amended and Restated Debenture (a) the Subsidiaries have each delivered their guarantee agreements ("Guarantees") to Agent; and (b) the Corporation and the Subsidiaries have each executed and delivered to Agent concurrently with this Amended and Restated Debenture security agreements (the "Security Agreements") granting to Agent a security interest in all of the
Corporation's and each such Subsidiary's property now owned or hereafter acquired. At any and all times the Corporation will, and will cause each of the Subsidiaries to, at its expense, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all and every such further mortgages, security agreements or other instruments, transfers and assurances as Agent shall reasonably require, for the purpose of giving to Agent, and preserving in favor of Agent, a valid mortgage or security interest of the nature specified in the Security Agreements, upon all of the Corporation's and the Subsidiaries' real and personal property. In particular, without restriction, the Corporation will, and will cause each of the Subsidiaries to, upon request by Agent, deliver a mortgage on any and all real property hereafter acquired by the Corporation or any Subsidiary and, upon the acquisition by the Corporation or such Subsidiary of any real property, subject only to encumbrances approved of in writing by Agent and other encumbrances permitted by Section 5.12. The Corporation shall not, and will cause each of the Subsidiaries not to, at any time have its chief executive office or assets (other than inventory and mobile equipment used to transport inventory) having an aggregate recorded book value to it in excess of $250,000 located in jurisdictions in which the Agent has not been given prior written notice and the opportunity to first record or register the Security Agreement or other security in favor of Agent in all appropriate public offices at the Corporation's expense.

     5.12 Not to Permit Encumbrances. The Corporation shall not, and will cause each of the Subsidiaries not to, create or permit to exist any security interest, mortgage, charge, pledge, lien or other encumbrance upon its assets, subsequent to the date of this Amended and Restated Debenture, provided that the foregoing shall not apply to prevent, and there shall be permitted:

          (a)  [Intentionally Deleted]

          (b)  (i) liens for  current  property  taxes not yet due and  payable,
               (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws, and (iv) liens voluntarily created in the ordinary course of business, which liens under this Section 5.12(b)(iv) aggregate less than $50,000, provided that the Corporation shall cause such lien(s) to be removed from its assets within sixty (60) days of the Corporation's receipt of written notice of such lien(s);

          (c) Purchase Money Mortgages (as hereinafter defined) existing as of the date hereof or entered into after the date hereof under which the Corporation or a Subsidiary is the primary obligor, provided such Purchase Money Mortgages do not in the aggregate secure an amount in excess of $350,000. For the purposes hereof, "Purchase Money Mortgage" means any mortgage, security interest, title retention, lien or other encumbrance on property given, assumed or arising by operation of law to secure payment of, or to provide the obligor with funds to pay the whole or any part of, the consideration for the acquisition of such property (and for such purposes any capital or operating lease shall be deemed to be a Purchase Money Mortgage in the amount of the aggregate of all remaining lease payments required to be made thereunder, other than under extensions exercisable only by the Corporation or the Subsidiary party thereto), or to secure any renewal, extension or refunding of such encumbrance and of the indebtedness represented thereby upon the same property provided that the indebtedness secured thereby and the security therefor are not increased thereby.

     5.13 Not to Incur Indebtedness for Borrowed Money; Non-Equity Securities. The Corporation shall not, and will cause each of the Subsidiaries not to, incur, guarantee or otherwise become liable in respect of, any indebtedness for borrowed money (including without limitation Purchase Money Mortgages), or issue any class of shares or other securities other than Equity Securities, subsequent to the date hereof without the prior written consent of Agent, except for Purchase Money Mortgages in accordance with Section 5.12.

     5.14 To Pay Expenses. The Corporation shall pay all costs, charges and expenses (including legal fees not to exceed $17,000 and disbursements) of or incurred by Agent and Holder in connection with this Amended and Restated Debenture, the Security Agreements and any other security documents delivered after the date hereof to Agent, and all ancillary documents or the enforcement hereof and of such security.

     5.15 Key Man Insurance. The Corporation will use its best efforts to maintain the 10-year minimum, level premium, term life insurance on the life of Marco Markin, the Chief Executive Officer (the "Chief Executive Officer") of the Corporation, in the amount of at least $7,500,000, naming Agent as beneficiary, and will pay all premiums thereunder during the term thereof. In the event of the Chief Executive Officer's death while any portion of the Principal Amount or any interest remains outstanding hereunder or under the other debenture issued by the Corporation, pursuant to the Debenture Purchase Agreement, as amended, the proceeds of such life insurance shall be deposited into a collateral account with a financial institution acceptable to the Agent, which account (and all rights therein and proceeds thereof) shall be assigned by the Corporation to Agent as additional collateral security for the Corporation's obligations hereunder, and shall be released to the Corporation only upon the repayment in full of the Principal Amount and all other amounts outstanding hereunder. At any time and from time to time prior to the Chief Executive Officer's death where the Principal Amount and the principal amount owing under the other debenture issued by the Corporation pursuant to the Debenture Purchase Agreement (the "Total Debenture Purchase Amount") is less than $7,500,000, the Corporation shall be entitled, by notice given to the Agent, but not required, to reduce the amount of such insurance (or replace such insurance policy with a like policy in such less amount), provided that the new amount of insurance is not less than the Total Debenture Principal Amount at that time. Upon satisfaction by repayment of the Total Debenture Principal Amount and all other indebtedness owing under the Amended and Restated Debentures, the Agent shall do all things necessary to assign the benefit of such life insurance policy to the Corporation. It is hereby expressly acknowledged by the Agent, CapEx and DHB that the proceeds of such life insurance policy or policies shall be payable to Agent solely as additional collateral security for the obligations of the Corporation under the Amended and Restated Debentures and the Security, and under no circumstances shall Agent or the holders of the Amended and Restated Debentures be entitled to any portion of such proceeds in excess of such obligations, but shall be required to remit such excess to the Corporation after full satisfaction of such obligations forthwith upon request.

     5.16 [Intentionally Deleted].

     5.17 Reporting Requirements. The Corporation shall provide and deliver the following financial statements and other reports to Agent:

          (a) Balance Sheet, Income Statement, and Cash Flow Statement. Within forty-five (45) days after the last day of each fiscal quarter of Corporation, a copy of Corporation's consolidated balance sheet, income statement, and cash flow statement prepared by Corporation as of the end of and for such quarter and certified by the Chief Financial Officer of the Corporation to be true and correct and to accurately reflect the financial condition of the Corporation and to have been prepared in accordance with generally accepted accounting principles that are consistent with those previously applied in Corporation's most recent financial statement. In order for the financial statements to be complete and in compliance with the requirements of this Section 5.17, the Chief Financial Officer must attach to such financial statements a certification that the Corporation is in compliance with the covenants contained in this Amended and Restated Debenture, specifically including the covenants contained in Section 5.18.

          (b) Financial Statements. Upon preparation, but in any event within 90 days after the last day of each fiscal year of the Corporation, the financial statements of the Corporation as of the end of and for such fiscal year setting forth in comparative form the correspondence figures of the financial statements showing the balance sheet, the income statement and the source and application of funds statement as of the end of the preceding fiscal year, all in reasonable detail and certified by a firm of independent certified public accountants acceptable to Holder.

          (c) Additional Information. Such further information as may reasonably be necessary or as Holder may reasonably request to determine whether the Corporation is complying with its obligations under this Agreement, the Notes and the security documents, or to determine the financial condition of the Corporation.

     5.18 Financial Covenant. The Corporation and its Subsidiaries shall at all times maintain (on a consolidated basis) the following Fixed Charge Coverage Ratios for the following periods:

                                                             Fixed Charge
                   Period                                   Coverage Ratio
                   ------                                   --------------

       Each of the Three Month Periods Ended                 1.10:1.0
       December 31, 2003 through June 30, 2006

       Three Month Period Ended September 30, 2006
                                                              0.95:1.0
       Three Month Period Ended December 31, 2006
                                                              0.95:1.0
       Three Month Period Ended March 31, 2007
                                                              1.10:1.0

Provided, however, that CapEx shall allow non-compliance with the above Fixed Charge Coverage Ratios for any given quarter, so long as the Corporation and its Subsidiaries are in compliance with the above Fixed Charge Coverage Ratios in the subsequent quarter.

          (a) "Cash Flow" means with respect to the Corporation and its Subsidiaries, for any quarter, the sum of (i) GAAP EBITDA (earnings before interest, taxes, depreciation and amortization) for the quarter, (ii) net deferred pre-need revenue, and (iii) stock-based compensation, less (iv) net deferred charges related to pre-need contracts, (v) capital expenditures, (vi) any taxes paid, and (vii) permitted distributions.

          (b) "Fixed Charges" means the sum of, for the quarter, excluding Excess Cash Flow Payments: (i) all principal payments, (ii) cash interest payments, (iii) capitalized lease payments and (iv) payments under the settlement agreement with Rodney Bagley.

          (c) "Fixed Charge Coverage Ratio" means, as calculated based on data in the Corporation's financial statements prepared in accordance with GAAP, for the full fiscal quarter ending on or prior to the date of determination, the ratio of Cash Flow of the Corporation for such period to the Fixed Charges of the Corporation for such period. The Fixed Charge Coverage Ratio and net pre-need revenue and related sales costs are to be accounted for in the same manner as detailed in the Bridging Schedule to Net Income (Loss) for the year-GAAP Basis submitted to the holders of the Amended and Restated Debentures and attached hereto as Exhibit A. The first test shall be calculated as of December 31, 2003 for the trailing six months. The second test shall be calculated as of March 31, 2004 for the trailing nine months. Tests shall thereafter occur as of the end of each quarter for a trailing period of twelve months (the intention is to include quarterly performance beginning July 1, 2003 and increase the trailing calculation to a four-quarter trailing formula). Tests including the first twelve months shall exclude the final payment to Weintraub made at the Closing of the transactions contemplated in the Purchase and Amendment Agreement dated July 31, 2003.

     5.19 [Intentionally Deleted]

     5.20 Agent Entitled to Perform Covenants. If the Corporation shall fails to perform any covenant on its part herein contained, Agent may, in its discretion, perform any such covenant capable of being performed by it and, if any such covenant requires the payment or expenditure of money, Agent may make payments or expenditures with its own funds, or with money borrowed by or advanced to it for such purposes, but shall be under no obligation so to do; and all sums so expended or advanced shall be at once payable by the Corporation on demand and shall bear interest at the annual rate of fifteen percent (15%) until paid, and shall be payable out of any funds coming into the possession of Agent in priority to the other indebtedness hereunder, but no such performance or payment shall be deemed to relieve the Corporation from any default hereunder nor shall the right of Agent under this subsection impose any obligation upon Agent to perform any covenant of the Corporation.

     5.21 [Intentionally Deleted]

     5.22 [Intentionally Deleted]

     5.23 Approval of Agreements. The Corporation agrees that, until this Amended and Restated Debenture is paid in full, the Corporation will not (a) amend or renew any existing employment or independent contractor agreement arrangement that provides that the employee or contractor shall receive in excess of $75,000 in cash or equity interests more than any amount to which the employee or contractor is entitled under a contract arrangement in effect as of July 31, 2003, or (b) enter into any new employment or independent contractor agreement arrangement under which an employee or contractor may be paid more than $200,000 per year in cash or equity interests or under which an employee or contractor may receive more than $100,000 in cash or equity interests upon termination of the agreement or arrangement, without the prior written consent of CapEx.

     5.24 Board Meetings. The Corporation agrees to give Agent notice of and to allow Agent's representative to attend all meetings (including telephonic meetings) and all adjournments of meetings of the Board of Directors and any committee thereof (including committees comprised of both directors and non-directors). Such representative shall sign a confidentiality agreement as may reasonably be required by the Corporation to comply with applicable law, including but not limited to Regulation FD as promulgated by the SEC, and such representative shall have no voting rights at any such meeting, but shall be entitled to participate fully in all discussions that take place thereat.

6.   Redemption and Prepayment

     6.1 Generally. The Corporation shall have the right to prepay any portion of the Principal Amount at any time without penalty, except that the Corporation's right to prepay this Amended and Restated Debenture and the DHB Amended and Restated Debenture shall be subject to the repayment provisions set forth in Section 2.4 of this Amended and Restated Debenture. Except as provided in this Article 6 and in Section 7.1, Holder shall have no right to require any portion of the Principal Amount to be prepaid.

     6.2 [Intentionally Deleted]

     6.3 [Intentionally Deleted]

     6.4 [Intentionally Deleted]

     6.5 [Intentionally Deleted]

     6.6 [Intentionally Deleted]

     6.7 [Intentionally Deleted]

     6.8 [Intentionally Deleted]

7.   Default

     7.1 Default Events. The entire unpaid balance of the Principal Amount and all Interest and Default Interest accrued and unpaid on this Amended and Restated Debenture shall, at the election of Agent, be and become immediately due and payable, and the Security Agreement and any and all other security documents held by Agent shall become immediately enforceable, upon the occurrence of any of the following events, subsequent to the date of this Amended and Restated Debenture (a "Default Event"):

          (a) the non-payment by the Corporation when due of principal and interest or of any other payment as provided in this Amended and Restated Debenture or with respect to any other indebtedness owed by the Corporation;

          (b) default by the Corporation in the performance of or compliance with any term or any provision of the Debenture Purchase Agreement, the First Amendment Agreement, or the Purchase and Amendment Agreement;

          (c) default by the Corporation in the performance of or compliance with any term or provision of this Amended and Restated Debenture or the Security Agreement (specifically including, but not limited to, full compliance with the covenant concerning financial reporting and certification set forth in Section 5.17 above), where such default is not remedied within thirty (30) days after Agent gives Corporation written notice thereof;

          (d) the occurrence of a breach by Mr. Marco Markin of his obligations under Section 7 of the Right of First Refusal Agreement dated December 24, 1999 between him, the Corporation, CapEx and DHB;

          (e) the occurrence of a material breach (excluding death) by Mr. Marco Markin under his employment agreement with the Corporation (as such agreement is constituted on the date entered into and as the same may be amended with the written consent of Agent and without consideration thereof of any waiver by the Corporation);

          (f) Mr. Marco Markin ceasing to hold the office of Chief Executive Officer of the Corporation (except in the case of his death), unless, prior to his termination, the Corporation has obtained the consent of CapEx and the holder of the DHB Amended and Restated Debenture (which consent may be given or withheld at their sole discretion) to hire a new Chief Executive Officer;

          (g) the Corporation (i) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Corporation or any of its property; (ii) becomes generally unable to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors or becomes insolvent; (iv) files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute; (v) has any judgment entered against it in excess of $250,000 in any one instance or in the aggregate during any consecutive 12-month period or has any attachment or levy made to or against any of its property or assets; (vi) defaults with respect to any evidence of indebtedness or liability for borrowed money, or any such indebtedness shall not be paid as and when due and payable; or (vii) has assessed or imposed against it, or if there shall exist, any general or specific lien for any federal, state or local taxes or charges against any of its property or assets; or

          (h) any failure by the Corporation to issue and deliver shares of Common Stock as provided herein upon exercise of a warrant held by CapEx or DHB.

     7.2 Payment of Prior Ranking Indebtedness. Upon the occurrence of a Default Event, in addition to (and not in substitution for, exclusive of nor dependent
on) any other remedies contained herein, in the Security Agreements or in any existing or future security document granted by the Corporation or any of the Subsidiaries to Agent, and to all other remedies existing at law or in equity or by statute, Agent shall be permitted to make payments to parties having prior charges or encumbrances on properties owned by the Corporation or on properties on which the Corporation may hold charges or encumbrances, and the full amount of such payments shall be due and payable upon demand by Agent, and shall be added to and shall form part of the Principal Amount of this Amended and Restated Debenture, on which interest shall accrue and be payable as hereinbefore provided, and in respect of which the Security shall secure the due and prompt repayment thereof.

     7.3 Remedies Cumulative. Each right, power or remedy of Agent, on behalf of Holder, upon the occurrence of any Default Event as provided for in this Amended and Restated Debenture or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Amended and Restated Debenture or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by the holder or transferee hereof of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Agent, on behalf of CapEx, of any or all such other rights, powers or remedies.

8.   General

     8.1 Fair Market Value. The term Fair Market Value as used in this Amended and Restated Debenture with respect to assets or property received by the Corporation or any other person shall be the fair market value, regardless of any prior accounting treatment, of such assets or property, determined in good faith by agreement of Agent and the Board of Directors of the Corporation. If Agent and the Board of Directors shall be unable to agree as to such fair market value, the fair market value shall be determined by the independent certified public accountant at that time retained by the Corporation to audit its books and records, and a determination by such independent certified public accountant shall be final, conclusive and binding or, if there be none, or if such accountant shall refuse or be unable to make such a determination then the sole issue of fair market value shall be submitted to and settled by binding arbitration under and pursuant to the Colorado Uniform Arbitration Act and the rules and regulations of the American Arbitration Association, and the decision or award of the arbitrator or arbitrators in such arbitration shall be final, conclusive and binding and a final judgment may be entered thereon by any court of competent jurisdiction.

     8.2 Failure to Act and Waiver. No failure or delay by Holder to insist upon the strict performance of any term of this Amended and Restated Debenture or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver of any such term or of any such breach, or preclude Agent from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Amended and Restated Debenture, Agent shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Amended and Restated Debenture, or to declare a default for failure to effect such payment of any such other amount.

     The failure of Agent to give notice of any failure or breach of the Corporation under this Amended and Restated Debenture shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

     8.3 Consent to Jurisdiction. The Corporation hereby agrees and consents that any action, suit or proceeding arising out of this Amended and Restated Debenture may be brought in any appropriate court in the State of Colorado, including the United States District Court for the District of Colorado, or in any other court having jurisdiction over the subject matter, all at the sole election of Agent, and by the issuance and execution of this Amended and Restated Debenture the Corporation irrevocably consents to the jurisdiction of each such court.

     8.4 Transfer. This Amended and Restated Debenture may only be transferred in accordance with the provisions of Section 10.4 of the Debenture Purchase Agreement and the requirements set out in the legend on the first page hereof.

     8.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent:

          to the Corporation at:

                 The Neptune Society Inc.
                 4312 Woodman Avenue, 3rd Floor
                 Sherman Oaks, California 91423
                 Telecopier No. (818) 953-9844
                 Attention:  Marco Markin, Chief Executive Officer

          with a copy to:

                 Dorsey & Whitney LLP
                 1420 Fifth Avenue, Suite 3400
                 Seattle, Washington
                 Telecopier No. (206) 903-8820
                 Attention:  Randal R. Jones, Esq.

          to Agent, on behalf of Holder at:

                  c/o CapEx, L.P.
                  518 17th Street, Suite 1700
                  Denver, CO 80202
                  Telecopier No. (303) 869-4644
                  Telephone No. (303) 869-4700
                  Attention: Evan Zucker, Managing Partner with a copy to:

                  Moye Giles LLP
                  1225 Seventeenth Street, 29th Floor
                  Denver, Colorado 80202-5529
                  Telecopier No. (303) 292-4510
                  Telephone No. (303) 292-2900
                  Attention:  Edward D. White III, Esq.

or at such other address as the Corporation or Agent may designate by ten (10) days advance written notice to the other parties hereto.

     8.6 Governing Law. This Amended and Restated Debenture shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without regard to conflicts of law principles, or, where applicable, the laws of the United States.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Debenture to be duly executed under its corporate seal.



ATTEST:                               THE NEPTUNE SOCIETY, INC.

                                      By:
-----------------------------              ------------------------------------
____________________, Secretary            Marco Markin, Chief Executive Officer





ACKNOWLEDGED:

HOLDERS:


CAPEX, L.P.                           D.H. BLAIR INVESTMENT BANKING CORP.



By:  RBP, LLC, its General Partner

By:                                   By:
   -----------------------------          ------------------------------------
   Jackie M. Hawkey,                      J. Morton Davis, Chairman
   Authorized Representative

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                                    EXHIBIT A


         BRIDGING SCHEDULE TO NET INCOME (LOSS) FOR THE YEAR--GAAP BASIS

















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